Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pamrapo Bancorp, Inc.

Bayonne, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pamrapo Bancorp, Inc. (the “Company”) of our report dated January 27, 2006, relating to the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, which is included herein.

/s/ Beard Miller Company LLP

Beard Miller Company LLP Pine Brook, New Jersey
March 16, 2006